SIXTH AMENDMENT TO THE
FUND ACCOUNTING SERVICING AGREEMENT

THIS SIXTH AMENDMENT dated as of March 3, 2014, to the Fund Accounting Servicing Agreement, dated as of September 12, 2007, as amended April 20, 2010, April 25, 2013, June 25, 2013, October 24, 2013 and January 1, 2014 (the "Agreement"), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the "Trust") on behalf of its series, the GENEVA ADVISOR FUNDS, (the "Funds") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and USBFS desire to amend the fees of the Agreement; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ John Buckel	By: /s/ Michael R. McVoy

Printed Name: John Buckel	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Amended Exhibit B
to the
Fund Accounting Servicing Agreement – Trust for Professional Managers - Geneva

Multiple Series Trust FUND ACCOUNTING SERVICES FEE SCHEDULE at March, 2014

Annual Fund Accounting Fee Per Fund
Base fee on the first $____ plus
____ basis point on the next $____
____ basis point on the next $____
____ basis point on the balance

Annual Base Fee on First $____ Per Fund
$____ per domestic equity fund
$____ per domestic balanced fund
$____ per domestic fixed income/global equity/money market fund
$____ per international/global fixed fund

Out-Of-Pocket Expenses
Including but not limited to pricing services, international corporate action services, fair value pricing services, factor services, customized reporting, and all other out-of-pocket expenses.
Additional Services
▪ Additional base fee of $____ for each additional class
▪ Waived from 6/1/2013 – 5/31/2014 for the Geneva Advisors International Growth Fund.
▪ Waived from 1/1/2014 – 12/31/2014 for the Geneva Advisors Small Cap Opportunity Fund.
▪ Waived from 1/1/2014 – 12/31/2014 for the Geneva Advisors Mid Cap Growth Fund.
▪ Additional base fee of $____ per manager/sub-advisor per fund
▪ Master/feeder products and international income funds

Conversion
▪ One month of service fee prior to service inception.

NOTE: All schedules subject to change depending upon the use of derivatives – options, futures, short sales, etc.

Fees are billed monthly.

Advisor’s signature below acknowledges approval of the fee schedules on this Amended Exhibit B
BY:  GENEVA INVESTMENT MANAGEMENT OF CHICAGO, LLC

Name: /s/ Amit Dhawan

Title:  Principal
Date: January 30, 2014

Amended Exhibit B (continued) to the
Fund Accounting Servicing Agreement – Trust for Professional Managers - Geneva

FUND ACCOUNTING SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at June 1, 2013

Out-Of-Pocket Expenses
• Pricing Services
• $____ Domestic and Canadian Equities
• $____ Options
• $____ Corp/Gov/Agency Bonds
• $____ CMO's
• $____ International Equities and Bonds
• $____ Municipal Bonds
• $____ Money Market Instruments
• $____ /Fund/Month - Mutual Fund Pricing
• $____ /Equity Security/Month for Corporate Action Service
• $____ /Month Manual Security Pricing (>10/day)
• Factor Services (BondBuyer)
• $____ /CMO/Month
• $____ /Mortgage Backed/Month
• $____ /Month Minimum Per Fund Group
• Fair Value Services (FT Interactive)
• $____ on the first 100 securities per day
• $____ on the balance of securities per day

NOTE: Prices above are based on using IDC as the primary pricing service.  Alternative source costs may vary.